UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 27, 2015

PARKE BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-51338	65-1241959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Delsea Drive, Washington Township, New Jersey	08080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (856) 256-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[  ]           Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

PARKE BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01.  Other Events.

On October 27, 2015, Parke Bank, a wholly-owned subsidiary of Parke Bancorp, Inc. (the “Registrant”) and Parke Bank’s majority-owned subsidiary, 44 Business Capital, LLC (“44BC”) entered into a Purchase and Assumption Agreement (the “Agreement”) with Berkshire Hills Bancorp, Inc. and its wholly owned banking subsidiary, Berkshire Bank, to sell the assets of 44BC and certain related assets held by Parke Bank.

Under the Agreement, Berkshire has agreed to purchase the assets of 44BC (other than certain specified assets).  In addition, Berkshire has agreed to pay Parke Bank to purchase certain servicing rights for specified SBA loans and will purchase approximately $38.4 million in SBA loans held as loans by Parke Bank.

The Registrant issued a press release dated October 30, 2015 announcing the Agreement, which is filed as Exhibit 99 hereto and is incorporated by reference herein.

Item 9.01.  Exhibits.

(d)           Exhibits:

Exhibit 99 – Press Release, dated October 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PARKE BANCORP, INC.
Date: October 30, 2015	By:	/s/ John F. Hawkins
John F. Hawkins Senior Vice President and Chief Financial Officer (Duly Authorized Representative)